FLEXSHARES TRUST

FORM N-SAR

File No. 811-22555

Fiscal Period Ended April 30, 2013

Exhibit Index

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

Exhibits

Sub-Item 77Q1: Exhibits.

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

(e)(1) Amended and Restated Appendix A to the Investment Advisory and Ancillary Services Agreement, dated as of September 20, 2012, by FlexShares Trust and Northern Trust Investments, Inc. is incorporated by reference to Exhibit (d)(2) in Registrant's Post-Effective Amendment No. 30 filed with the Commission on December 10, 2012 (Accession No. 0001193125-12-495773).

(e)(2) Amended and Restated Exhibit A to the Expense Reimbursement Agreement, dated as of September 20, 2012, by FlexShares Trust and Northern Trust Investments, Inc. is incorporated by reference to Exhibit (d)(4) in Registrant's Post-Effective Amendment No. 30 filed with the Commission on December 10, 2012 (Accession No. 0001193125-12-495773).

(e)(3) Amendment No. 2 to the Expense Reimbursement Agreement, dated as of February 7, 2013, by FlexShares Trust and Northern Trust Investments, Inc. is incorporated by reference to Exhibit (d)(6) in Registrant's Post-Effective Amendment No. 32 filed with the Commission on February 28, 2013 (Accession No. 0001193125-13-084183).

 PHTRANS/ 1214373.4

PHTRANS/ 998580.2